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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 7, 1997 accompanying the financial statements included in the Annual Report of ModaCAD, Inc. on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of ModaCAD, Inc. on Form S-8.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 19, 1997